                                 Schedule 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the registrant                       [X]
Filed by a party other than the registrant    [_]

Check the appropriate box:

  [_]  Preliminary proxy statement     [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

  [X]  Definitive proxy statement
  [X]  Definitive additional materials
  [_]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            STIMSONITE CORPORATION
               (Name of Registrant as specified in its Charter)

                                      N/A
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

  [X]   No fee required

  [_] Fee computed on table below per Exchange Act Rules 14a-6(i))(4) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

   (2)  Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4)  Proposed maximum aggregate value of transaction:

   (5)  Total fee paid:

  [_]   Fee paid previously with preliminary materials.

  [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount previously paid:

   (2)  Form, Schedule or Registration Statement No.:

   (3)  Filing Party:

   (4)  Date Filed:

                                     LOGO

                            STIMSONITE CORPORATION
                           7542 NORTH NATCHEZ AVENUE
                             NILES, ILLINOIS 60714

                                                                 April 15, 1997

Dear Stockholder:

  We cordially invite you to attend the 1997 Annual Meeting of Stockholders to be held on Thursday, May 22, 1997, at 8:30 a.m., Central Time, at LaSalle National Bank, 43rd Floor, 135 South LaSalle Street, Chicago, Illinois 60603.

  The following pages include a formal notice of the meeting and the proxy statement. The proxy statement describes various matters on the agenda for the meeting. After we conclude the formal part of the meeting, we will discuss the Company's financial performance last year, the progress made in meeting important strategic objectives and other items of general interest. We will be pleased to answer any questions which you might wish to raise at the meeting.

  We encourage you to attend in person. If that is not possible, please sign and return the enclosed proxy card as soon as possible. Otherwise, your vote cannot be counted.

                                          Sincerely,

                                          /s/ Robert E. Stutz
                                          President and Chief Executive
                                           Officer

                            STIMSONITE CORPORATION
                           7542 NORTH NATCHEZ AVENUE
                             NILES, ILLINOIS 60714

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 22, 1997

                               ----------------

To the Stockholders of Stimsonite Corporation (the "Company"):

  Notice is hereby given that the annual meeting of stockholders of the Company will be held at LaSalle National Bank, 135 South LaSalle Street, 43rd Floor, Chicago, Illinois 60603, on Thursday, May 22, 1997 at 8:30 a.m. (Central Time) for the following purposes:

  1. To elect eight directors to serve during the year and until their successors are elected;

  2. To ratify the appointment of Coopers & Lybrand LLP as the Company's independent accountants for the fiscal year ending December 31, 1997; and

  3. To transact such other business as may properly come before the meeting.

  Only stockholders of record at the close of business on April 11, 1997 are entitled to receive notice of, and to vote at, the annual meeting and any postponements or adjournments thereof. If you do not expect to attend the meeting in person, please sign and return the accompanying proxy in the enclosed postage prepaid envelope. If you later find that you can be present or for any other reason desire to revoke your proxy, you can do so at any time before the voting.


                                          /s/ Thomas C. Ratchford
                                          Secretary

Niles, Illinois
April 15, 1997

                            STIMSONITE CORPORATION

                               ----------------

                                PROXY STATEMENT

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Stimsonite Corporation, a Delaware corporation (the "Company") from the holders of the Company's common stock, $.01 par value (the "Common Stock"), in connection with the annual meeting of stockholders of the Company (the "Annual Meeting") to be held at 8:30 a.m. (Central Time) on Thursday, May 22, 1997, and all postponements or adjournments thereof. This Notice of Annual Meeting of Stockholders and Proxy Statement, and the accompanying proxy card, are first being mailed to stockholders on or about April 15, 1997, for the purposes set forth in the notice of the Annual Meeting.

                                    GENERAL

  Only stockholders of record at the close of business on April 11, 1997 (the "Record Date") are entitled to receive notice of the Annual Meeting and to vote the shares of Common Stock held by them on the Record Date at the Annual Meeting or any postponements or adjournments thereof.

  If the accompanying proxy card is properly signed and returned to the Company and is not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote (i) for the election as director of all of the nominees proposed by the Board of Directors, (ii) for ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for the fiscal year ending December 31, 1997 and (iii) with regard to all other matters, as recommended by the Company's Board of Directors or, if no such recommendation is given, in their own discretion. Each stockholder may revoke a previously granted proxy at any time before it is voted by filing with the Secretary of the Company a revoking instruction or a duly executed proxy bearing a later date. The powers of the proxy holders will also be suspended if the person executing the proxy attends the Annual Meeting and requests to vote in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

  The cost of soliciting proxies in the enclosed form will be borne by the Company. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the Record Date and will reimburse the cost of forwarding the proxy materials in accordance with customary practice.

  The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding at the close of business on the Record Date will constitute a quorum. As of that date, 8,608,427 shares of Common Stock were outstanding. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting. Under Delaware law, properly executed proxies that are marked "abstain" or are held in "street name" by brokers that are not voted on one or more particular proposals (if otherwise voted on at least one proposal) will be counted for purposes of determining whether a quorum has been achieved at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal to which such abstention applies. Broker non-votes will be treated neither as a vote for nor as a vote against any of the proposals to which such broker non-votes apply. Proxy cards that are properly signed and returned in a timely manner with no other marking will be voted in accordance with the recommendation of the Company's Board of Directors. Proxies and ballots will be received and tabulated by the Company's transfer agent.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of February 1, 1997 by (a) persons owning of record or known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (b) each director, (c) each of the Named Executive Officers (as defined under "Executive Compensation" below) and (d) all directors and executive officers of the Company as a group. All information with respect to beneficial ownership has been furnished by the respective director, executive officer or stockholder, as the case may be, or has been derived from documents filed with the Securities and Exchange Commission. Unless otherwise indicated in a footnote, the address of each beneficial owner of more than five percent of the Common Stock is 230 East High Street, Charlottesville, Virginia 22902.

                                                    SHARES
                                                 BENEFICIALLY     PERCENTAGE
      NAME                                        OWNED (1)   BENEFICIALLY OWNED
      ----                                       ------------ ------------------
      Terrence D. Daniels (2)..................   1,534,130          17.7%
      Quad-C, Inc. (3).........................     945,580          10.9
      Quad-C Partners III, L.P. (4)............     441,000           5.1
      Quad-C II, L.C. (5)......................     441,000           5.1
      Quad-C Partners II, L.P. (4).............      24,733             *
      Zayucel Limited/Laurence Z.Y. and Celia
       Moh (6).................................   1,479,681          17.1
      Quaker Capital Management Corporation
       (7).....................................     445,950           5.2
      Lawrence S. Eagleburger (8)..............       5,498             *
      Donald H. Haider (9).....................       4,667             *
      Edward T. Harvey, Jr. (10)...............     194,775           2.2
      Anthony R. Ignaczak (11).................       1,393             *
      Richard J.M. Poulson (12)................       3,099             *
      Robert E. Stutz (13).....................           0             *
      Jay R. Taylor (14).......................     257,400           2.9
      Clifford S. Deremo (15)..................           0             *
      Walter B. Finley (16)....................           0             *
      Charles L. Hulsey (17)...................      40,150             *
      Robert M. Pricone (18)...................      37,850             *
      All directors and executive officers as a
       group
       (14 persons) (19).......................   2,173,212          24.6

--------
*Less than one percent.
 (1) Unless otherwise indicated in these footnotes or under "Security
     Ownership of Certain Beneficial Owners and Management--Quad-C", each stockholder has sole voting and investment power with respect to the shares of Common Stock beneficially owned. All share amounts reflect beneficial ownership determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.
 (2) Includes 4,598 shares of Common Stock issuable upon the exercise of stock options exercisable on or before May 1, 1997. Mr. Daniels is the direct beneficial owner of 142,952 shares of Common Stock (which includes 20,456 shares of Common Stock directly owned by his minor child). Mr. Daniels is also the sole director of Quad-C, Inc. ("Quad-C"), and, as such, may be deemed to beneficially own the 920,847 shares of Common Stock beneficially owned by Quad-C and the 24,733 shares of Common Stock beneficially owned by Quad-C Partners II, L.P. ("Quad-C Partners II").
     Mr. Daniels is also the managing member of Quad-C II, L.C. and, as such, may be deemed to beneficially own the 441,000 shares of Common Stock beneficially owned by Quad-C Partners III, L.P. ("Quad-C Partners III"). See footnotes (3) and (5) below and "Security Ownership of Certain Beneficial Owners and Management--Quad-C." Mr. Daniels is Chairman of the Board and a director of the Company. Mr. Daniels disclaims beneficial ownership of the shares of Common Stock held by each of Quad-C (including those shares held indirectly by Quad-C through Quad-C Partners II) and Quad-C II, L.C. (including those shares held indirectly through Quad-C Partners III), except to the extent of Mr. Daniels' interest in each of such entities.
 (3) Includes 24,733 shares of Common Stock held by Quad-C Partners II. Quad-C disclaims beneficial ownership of such shares held by Quad-C Partners II, except to the extent of Quad-C's interest in such entity. See "Security Ownership of Certain Beneficial Owners and management--Quad-C."
 (4) See "Security Ownership of Certain Beneficial Owners and Management--Quad-
     C."
 (5) Represents shares of Common Stock held by Quad-C Partners III. Quad-C II, L.C. disclaims beneficial ownership of these shares of Common Stock except to the extent of its interest in such entity. See "Security Ownership of Certain Beneficial Owners and Management--Quad-C."
 (6) Includes 3,177 shares of Common Stock issuable upon the exercise of stock options held by Laurence Z.Y. Moh and exercisable on or before February 25, 1997. Laurence Z.Y. and Celia Moh share voting and investment power with respect to 1,476,504 shares of Common Stock, all of which are held by Zayucel Limited. Mr. and Mrs. Moh disclaim beneficial ownership of such shares of Common Stock. The address for Zayucel Limited is 301 Yu To Sang Bldg., 37 Queens Road Central, Hong Kong, and the address for Laurence and Celia Moh is 15 Bin Tong Park, Singapore 1026. Mr. Moh is a former director of the Company. Such ownership information is based on a Form 5 (Annual Statement of Changes in Beneficial Ownership) filed for 1996 by Laurence Z.Y. and Celia Moh and the most recently filed Schedule 13G (filed for 1995) by Laurence Z.Y. and Celia Moh.
 (7) According to its most recently filed Schedule 13G, Quaker Management Capital Corporation shares voting and dispositive power over 387,150 of these shares of Common Stock. Quaker Management Capital Corporation disclaims beneficial ownership of these shares of Common Stock. Its address is The Arrott Building, 401 Wood Street, Suite 1300, Pittsburgh, Pennsylvania 15222-1824.
 (8) Includes 5,398 shares of Common Stock issuable upon the exercise of stock options exercisable on or before May 1, 1997. Mr. Eagleburger is a director of the Company.
 (9) Includes 800 shares of Common Stock held in an IRA account for Mr. Haider's spouse and 2,867 shares of Common Stock issuable upon the exercise of stock options exercisable on or before May 1, 1997. Mr. Haider is a director of the Company.
(10) Includes 4,598 shares of Common Stock issuable upon the exercise of stock options exercisable on or before May 1, 1997. Mr. Harvey is a director of the Company.
(11) Mr. Ignaczak is a director of the Company.
(12) Represents shares of Common Stock issuable upon the exercise of stock options exercisable on or before May 1, 1997. Mr. Poulson is a director of the Company.
(13) Mr. Stutz is a director of the Company and its President and Chief Executive Officer.
(14) Includes 87,500 shares of Common Stock issuable upon the exercise of stock options exercisable on or before May 1, 1997. Mr. Taylor is a director of the Company and its former President and Chief Executive Officer.
(15) Mr. Deremo is the Company's Vice President--Sales and Marketing.
(16) Mr. Finley is the Company's Vice President--Atlanta Operations.
(17) Includes 18,550 shares of Common Stock issuable upon the exercise of stock options exercisable on or before May 1, 1997. Mr. Hulsey is the Company's Vice President--Operations.
(18) Includes 1,750 shares of Common Stock issuable upon the exercise of stock options exercisable on or before May 1, 1997. Mr. Pricone is the Company's Vice President--Engineering.
(19) Includes (i) an aggregate of 154,610 shares of Common Stock issuable upon the exercise of stock options exercisable on or before May 1, 1997 and
     (ii) 800 shares of Common Stock held in an IRA account as described in footnote (9) above. Also includes shares with respect to which beneficial ownership is disclaimed as described in footnote (2) above and under "Security Ownership of Certain Beneficial Owners and Management--Quad-C".

QUAD-C

  Quad-C, Quad-C Partners III, Quad-C II, L.C., Quad-C Partners II and Mr. Daniels file a Schedule 13G as a group. Quad-C is the sole general partner of Quad-C Partners II and, as such, may deemed to beneficially own the shares of Common Stock held by Quad-C Partners II. Mr. Daniels is the sole director of Quad-C and may be deemed to beneficially own shares of Common Stock beneficially owned by Quad-C and held by Quad-C Partners II. Mr. Daniels is also the managing member of Quad-C II, L.C., which is the sole general partner of Quad-C Partners III. As such, Mr. Daniels and Quad-C II, L.C. may be deemed to beneficially own shares of Common Stock held by Quad-C Partners
III. Mr. Daniels disclaims beneficial ownership of the shares of Common Stock held by each of Quad-C (including those shares held indirectly by Quad-C through Quad-C Partners II) and Quad-C II, L.C. (including those shares held indirectly through Quad-C Partners III), except to the extent of Mr. Daniels' interest in each of such entities.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and holders of 10% or more of the outstanding Common Stock to file an initial report of ownership (Form 3) and reports of changes of ownership (Forms 4 and 5) of Common Stock with the Securities and Exchange Commission. Such persons are required to furnish the Company with copies of all Section 16(a) forms that they file. Based upon a review of these filings and written representations from the Company's directors and executive officers that no other reports were required, the Company notes that the following Section 16 reports related to 1996 were delinquent: Laurence Z.Y. and Celia Moh filed late their Form 5 reporting one exempt transaction that occurred during 1996 and Mr. Daniels failed to report on his Form 5 one exempt transaction that occurred during 1996; and that the following Section 16 reports related to 1995 were delinquent: Mr. Finley filed late his Form 3 and reported on a Form 5 two transactions that should have been reported on an earlier Form 4.

                             ELECTION OF DIRECTORS

  The Board of Directors presently consists of eight members. All directors hold office for a term of one year or until their successors have been elected.

  At the Annual Meeting, stockholders will elect a board consisting of eight directors. Unless authority to do so is specifically withheld, the persons named in the accompanying proxy will vote for the election of each of the nominees named below. Under Delaware law, the eight nominees who receive the most votes at the meeting will be elected as directors. All of the nominees are currently directors of the Company.

  The name, age, and current principal position(s), if any, with the Company of each nominee for director is as follows:

                          DIRECTOR     PRESENT PRINCIPAL POSITION
NAME                       SINCE   AGE AND OFFICES WITH THE COMPANY
----                      -------- --- ----------------------------
Terrence D. Daniels.....    1990    54 Chairman of the Board and Director
Lawrence S. Eagleburger.    1994    66 Director
Donald H. Haider........    1994    55 Director
Edward T. Harvey, Jr....    1990    49 Director
Anthony R. Ignaczak.....    1993    33 Director
Richard J.M. Poulson....    1994    58 Director
Robert E. Stutz.........    1997    44 President, Chief Executive Officer and Director
Jay R. Taylor...........    1990    62 Director

  Terrence D. Daniels has served as a director and as Chairman of the Board since 1990. Since 1990, Mr. Daniels has also been the president of Quad-C (a structured investment firm). Prior thereto, Mr. Daniels was a vice chairman of W.R. Grace & Co. (a manufacturer of specialty chemical products and provider of products and services in the health care industry) with overall responsibility for the specialty chemical, health care, natural resource and corporate technical groups. Mr. Daniels is also a director of DSG International Ltd., Eskimo Pie Corporation and IGI, Inc. Mr. Daniels is expected to resign as Chairman of the Board at the meeting of the Board of Directors scheduled to be held on May 22, 1997, and it is expected that Mr. Haider will be elected Chairman of the Board at such meeting.

  Lawrence S. Eagleburger has served as a director since 1994. Since 1993, Mr. Eagleburger has been senior foreign policy advisor for the law firm of Baker, Donelson, Bearman & Caldwell. From 1992 to 1993, Mr. Eagleburger was Secretary of State of the United States of America and from 1989 to 1992 was Deputy Secretary of State of the United States of America. Mr. Eagleburger is also a director of Dresser Industries Inc., Jefferson National Bank, Phillips Petroleum Company, Universal Tobacco Corporation, Corning Incorporated, Virginia Fiber Inc. and Comstat.

  Donald H. Haider has served as a director since 1994. Since 1990, Mr. Haider has been a professor at the Kellogg School of Northwestern University. He is also a director of LaSalle National Bank, N.A. and Continental Waste Industries, Inc. Mr. Haider is expected to be elected Chairman of the Board at the meeting of the Board of Directors scheduled to be held on May 22, 1997.

  Edward T. Harvey, Jr. has served as a director since 1990. Mr. Harvey has also served as Vice President of the Company (1990 to January 1995), Treasurer of the Company (1990 to April 1993) and as Secretary of the Company (1990 to October 1993). Since 1990, Mr. Harvey has also been a vice president of Quad-
C. Prior to 1990, Mr. Harvey was a senior vice president of W.R. Grace & Co. and was responsible for corporate development and acquisitions.

  Anthony R. Ignaczak has served as a director since 1993. Mr. Ignaczak has also been a vice president of Quad-C since 1993 and an employee of Quad-C since 1992. From 1990 to 1992, Mr. Ignaczak attended Harvard Business School. During 1990, Mr. Ignaczak was also an associate in the merchant banking group of Merrill Lynch & Co. (a financial services company).

  Richard J.M. Poulson has served as a director since 1994. Since 1995, Mr. Poulson has been president and senior managing director of The Appian Group (a private merchant and investment banking partnership). From 1990 through 1994, Mr. Poulson was a general partner in the law firm of Hogan & Hartson.

  Robert E. Stutz became the President and Chief Executive Officer and a director of the Company in March 1997. From 1991 to March 1997, Mr. Stutz was Vice President and General Manager, Automotive Controls Division, of Cherry Electrical Products, a Division of the Cherry Corporation (a designer, manufacturer and marketer of custom electrical, electronic and semi-conductor components in automotive, computer and consumer and commercial markets). Prior to 1991, Mr. Stutz was Vice President--Worldwide Sales and Marketing for Carlingswitch, Inc. (a manufacturer of specialty switches and circuit breakers).

  Jay R. Taylor has been a director of the Company since 1990 and served as President and Chief Executive Officer of the Company from 1990 until March 1997. Prior to 1990, Mr. Taylor was vice president and general manager of the Stimsonite Products Division of Amerace Corporation ("Amerace") (a manufacturer of electrical utility, battery separator and traffic safety products), from which the Company in 1990 purchased the majority of its assets.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION AS A DIRECTOR OF EACH OF THE NOMINEES SET FORTH ABOVE.

COMMITTEES AND MEETINGS

  The Board of Directors has standing Audit, Compensation, Environmental Compliance and Stock Repurchase Implementation Committees. The Board of Directors does not have a nomination committee.

  Audit Committee. The Audit Committee is currently comprised of Messrs. Eagleburger, Harvey and Poulson. The functions of the Audit Committee are to recommend annually to the Company's Board of Directors the appointment of the independent public accountants of the Company, discuss and review the scope and the fees of the prospective annual audit, review the results thereof with the Company's independent public accountants, review compliance with existing major accounting and financial policies of the Company, review the adequacy of the financial organization of the Company, review management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices, and review and approve (with the concurrence of a majority of the independent directors of the Company) transactions, if any, with affiliated parties.

  Compensation Committee. The Compensation Committee is currently comprised of Messrs. Daniels, Haider and Poulson. The functions of the Compensation Committee are to review and approve annual salaries and bonuses for all of the Company's executive officers and other key management employees, review, approve and recommend to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto and administer the Company's stock option and incentive equity plans.

  Environmental Compliance Committee. The Environmental Compliance Committee is currently comprised of Messrs. Daniels, Haider and Taylor. The function of the committee is to provide oversight relative to the Company's compliance with applicable environmental regulations.

  Stock Repurchase Implementation Committee. The Stock Repurchase
Implementation Committee is currently comprised of Messrs. Haider, Harvey and Taylor. The function of the committee is to provide oversight relative to implementation of the Company's stock repurchase program approved by the Board of Directors in October 1995.

  During 1996, seven meetings of the Board of Directors were held, one meeting of the Audit Committee was held, two meetings of the Compensation Committee were held, no meetings of the Environmental Compliance Committee were held and one meeting of the Stock Repurchase Implementation Committee was held. All directors attended at least 75%, in the aggregate, of the number of meetings of the Board of Directors and the committees of which they were members during their periods of service as directors and committee members.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table provides information relating to compensation for the fiscal years ended December 31, 1996, 1995 and 1994 for the chief executive officer and the other four most highly compensated executive officers of the Company (determined by reference to fiscal year 1996) (collectively, the "Named Executive Officers"). The amounts shown include compensation for services in all capacities provided to the Company.

                                                                LONG-TERM
                                 ANNUAL COMPENSATION       COMPENSATION AWARDS
                               ------------------------   ---------------------
NAME AND                                                  SECURITIES UNDERLYING       ALL OTHER
PRINCIPAL POSITION        YEAR SALARY($)(1) BONUS($)(2)    OPTIONS/SARS(#)(3)   COMPENSATION($)(4)(5)
------------------        ---- ------------ -----------   --------------------- ---------------------
Jay R. Taylor (6).......  1996   231,161            0            25,389                32,075
 President and Chief      1995   218,239            0             9,545                37,760
 Executive Officer        1994   205,846      145,741                 0                39,468
Clifford S. Deremo (7)..  1996   121,269            0            12,778                 5,607
 Vice President--         1995    88,000       27,600(9)         14,727                     0
 Sales and Marketing
Walter B. Finley (8)....  1996   119,261            0            12,124                 7,752
 Vice President--         1995    58,404       49,072(10)             0                     0
 Atlanta Operations
Charles Hulsey..........  1996   111,192            0            10,833                 7,228
 Vice President--         1995   102,500            0                 0                 6,788
 Operations               1994    97,000       44,393                 0                 6,935
Robert M. Pricone.......  1996   123,971            0            13,500                11,034
 Vice President--         1995   113,537            0             5,068                10,105
 Engineering              1994   106,740       49,493                 0                 7,822

--------
(1) 1996 had one more pay period than 1995.
(2) These amounts represent the amount of bonuses earned during the indicated year pursuant to the Company's incentive bonus compensation plan. See footnotes (9) and (10) below.
(3) These amounts represent the number of shares underlying stock options granted during the indicated year. See "Stock Option/SAR Grants" for a description of stock options granted during 1996.
(4) With the exception of Mr. Taylor (see footnote (5) below), these amounts represent contributions to the Company's retirement plan in connection with amounts earned during the indicated fiscal year.
(5) The amounts set forth for Mr. Taylor represent (i) $17,000 of premiums paid during each of 1996, 1995 and 1994 on two life insurance policies on the life of Mr. Taylor which fund, in part, the Company's obligations under Mr. Taylor's supplemental retirement plan and (ii) contributions of $15,075, $20,760 and $22,468 to the Company's retirement plan in connection with amounts earned in 1996, 1995 and 1994 respectively. See "Executive Compensation--Supplemental Executive Retirement Plan."
(6) Effective March 21, 1997, Mr. Taylor resigned as President and Chief Executive Officer of the Company. He continues to serve as a director and has been nominated for election as a director. See "Election of Directors."
(7) Mr. Deremo became an executive officer of the Company in February 1995. Accordingly, compensation amounts are not given for 1994.
(8) Mr. Finley became an executive officer of the Company in May 1995 when the Company acquired Pave-Mark Corporation ("Pave-Mark"). Accordingly, compensation amounts are not given for 1994 and 1995 reflects compensation from May through December.
(9) Represents a $10,000 signing bonus and a minimum bonus for 1995 equal to 20% of his base salary earned during the year ($17,600), both of which the Company agreed to pay Mr. Deremo in connection with his becoming an executive officer of the Company during 1995.
(10) At the time of the Pave-Mark acquisition, a bonus plan for Pave-Mark employees was in effect, and the Company agreed to assume such plan. Such plan was based solely on the performance of thermoplastic products manufactured by Pave-Mark.

STOCK OPTION/SAR GRANTS IN LAST FISCAL YEAR

  The table below provides information regarding stock options granted to the Named Executive Officers during the fiscal year ended December 31, 1996. No SARs were granted by the Company during 1996.

                                            INDIVIDUAL GRANTS
                         --------------------------------------------------------
                          NUMBER OF   PERCENT OF TOTAL
                          SECURITIES    OPTIONS/SARS                               POTENTIAL REALIZABLE VALUE
                          UNDERLYING     GRANTED TO      EXERCISE OR                AT ASSUMED ANNUAL RATES
                         OPTIONS/SARS   EMPLOYEES IN     BASE PRICE    EXPIRATION OF STOCK PRICE APPRECIATION
NAME                     GRANTED (#)  FISCAL YEAR (%)  (PER SHARE) ($)    DATE        FOR OPTIONS TERM (1)
----                     ------------ ---------------- --------------- ---------- -------------------------------
                                                                                       5%               10%
                                                                                  -------------    --------------
Jay R. Taylor...........    12,389(2)       7.7             9.00        12/31/96         70,122(4)        177,704(4)
                            13,000(3)       8.0             9.00        02/13/06         73,581           186,468
Clifford S. Deremo......     5,778(2)       3.6             9.00        12/31/96         32,703(4)         82,878(4)
                             7,000(3)       4.3             9.00        02/13/06         39,620           100,406
Walter B. Finley........     5,624(2)       3.5             9.00        12/31/96         31,832(4)         80,669(4)
                             6,500(3)       4.0             9.00        02/13/06         36,790            93,234
Charles Hulsey..........     5,833(2)       3.6             9.00        12/31/96         33,015(4)         83,667(4)
                             5,000(3)       3.1             9.00        02/13/06         28,300            71,718
Robert M. Pricone.......     6,500(2)       4.0             9.00        12/31/96         36,790(4)         93,234(4)
                             7,000(3)       4.3             9.00        02/13/06         39,620           100,406

--------
(1) Based on a ten-year option term and annual compounding, the 5% and 10% calculations are set forth in compliance with Securities and Exchange Commission rules. The appreciation calculations are not necessarily indicative of future values of stock options or of the Common Stock. See footnote (4) below.
(2) In February 1996, each executive officer was granted a performance-based option to purchase a specified number of shares (indicated in the table). The maximum number of shares was subject to reduction to 30%
   of the maximum number of shares if, by December 31, 1996, 90% of the Company's targeted operating income was achieved and subject to reduction to zero if, by December 31, 1996, less than 90% of the Company's targeted operating income was achieved. The Company did not achieve 90% of the targeted operating income for 1996 and, as a result, the number of shares subject to each of these options was reduced to zero and all of the options terminated in accordance with their terms on December 31, 1996. If at least 90% of the targeted operating income had been achieved, the options would have vested (i) in increments of one-third on each of December 31, 1999, 2000 and 2001 if the optionee remained continuously employed by the Company, (ii) 100% in the event of a Change in Control that occurred after December 31, 1996, and (iii) 100% in the event of the optionee's death or disability after December 31, 1996. The term "Change in Control" had substantially the same meaning as such term has under the Director Plan (as defined herein). See "--Compensation of Directors."
(3) The options will vest (i) in increments of one-third on each of December 31, 1998, 1999 and 2000 if the optionee remains continuously employed by the Company and (ii) 100% in the event of optionee's death or disability or a "Change in Control" (which term has substantially the same meaning as such term has under the Director Plan). See "--Compensation of Directors." See "--Employment Agreements" for information regarding the modification of the vesting and termination provisions of Mr. Taylor's option.
(4) As noted in footnote (2) above, each of these options was terminated on December 31, 1996.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

  None of the Named Executive Officers exercised stock options during 1996. The following table sets forth information regarding the number and value of unexercised stock options held by each of the Named Executive Officers as of December 31, 1996. None of the Named Executive Officers held or holds SARs.

                                   NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                  UNDERLYING UNEXERCISED       IN-THE-MONEY
                                       OPTIONS/SARS        OPTIONS/SARS T FISCAL
                                 AT FISCAL YEAR END (#)(1)    YEAR END ($)(2)
                                 ------------------------- ---------------------
                                       EXERCISABLE/            EXERCISABLE/
NAME                                   UNEXERCISABLE           UNEXERCISABLE
----                             ------------------------- ---------------------
Jay R. Taylor...................       87,500/13,000             410,813/0
Clifford S. Deremo..............            0/17,000                   0/0
Walter B. Finley................             0/6,500                   0/0
Charles Hulsey..................        18,550/5,000              87,092/0
Robert M. Pricone...............         1,750/7,000               8,216/0

--------
(1) Numbers do not include the number of shares subject to certain performance-based options granted during 1996 because such options terminated on December 31, 1996. See "Executive Compensation--Stock Option/SAR Grants in Last Fiscal Year."
(2) Value is calculated by multiplying the number of shares of Common Stock underlying the stock option by the difference between the closing price of a share of Common Stock on December 31, 1996 as reported by The Nasdaq Stock Market ("Nasdaq") ($6.125 per share) and the exercise price of the stock option by the number of shares of Common Stock underlying the stock option.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

  Mr. Taylor retired in March 1997 at age 62. In connection with the acquisition of substantially all of the assets of the Company from Amerace in 1990, the Company assumed Amerace's obligations to Mr. Taylor under a Supplemental Executive Retirement Plan (the "SERP") intended to provide retirement benefits supplementing those provided under other plans. Subject to certain exceptions, upon retirement, Mr. Taylor is entitled to receive in each of the 15 years following his retirement $111,300, reduced by certain other retirement benefits received by him, including the primary Social Security benefit and retirement benefits from certain other benefits plans. The SERP also provides for payment of death benefits and long-term disability benefits. To provide a source of funding for the Company's obligations under the SERP, the Company maintains two whole life insurance policies on Mr. Taylor's life. The Company is the owner of and beneficiary under each insurance policy.

COMPENSATION OF DIRECTORS

  The Company's directors who are not currently receiving compensation as officers or employees of the Company are paid an annual retainer fee of $20,000 and a fee of $750 for attending each meeting of the Board of Directors and each meeting of any committee held on a day when the entire Board of Directors does not meet. Directors are also reimbursed for expenses incurred in connection with their attendance at Board of Directors and committee meetings.

  Initial Options. Under the Amended and Restated Stock Option Plan for Non-Employee Directors (the "Director Plan"), each person who first becomes a non-employee director receives an option to purchase 2,000 shares of Common Stock at an exercise price per share equal to the fair market value of a share of Common Stock on such date. The options described in the preceding sentence are hereinafter referred to as "Initial Options". Initial Options become exercisable to the extent of 20% of the shares covered thereby after the optionee has continuously served as a director through the next annual stockholders' meeting immediately following such grant date, and to the extent of an additional 20% of the shares covered thereby after the optionee has continuously served as a director through the next four successive annual stockholders' meetings. Notwithstanding the foregoing, if an optionee dies or becomes disabled, all Initial Options held by such optionee become immediately exercisable in full to the extent the Initial Options would have been exercisable had the optionee remained a director through the date of the Company's next annual stockholders' meeting. To the extent exercisable, each Initial Option is exercisable in whole or in part.

  Elective Options. The Director Plan also permits each non-employee director to make an election to receive all or any portion of his annual retainer for the current year in the form of a stock option (a "One-Year Elective Option") or to receive all or any portion of his annual retainer for the current year and the next four successive years in the form of a stock option (a "Five-Year Elective Option", and together with One-Year Elective Options, "Elective Options"). An individual who becomes a director more than six months after any annual stockholders' meeting is not entitled to make an election to receive Elective Options for any portion of the retainer payable with respect to the year in which he becomes a director. An election (i) must specify whether the election is for a One-Year Elective Option or a Five-Year Elective Option and the percentage of the retainer to be paid in the form of an Elective Option,
(ii) must be delivered to the Company by the last day of the month during which the director is elected to the Board and (iii) is irrevocable. The grant of Elective Options is made automatically on the first business day occurring six months after the date the election is due. If a non-employee director ceases to be a director after the date the election is due and prior to the date Elective Options are granted, the Elective Option to such individual is not granted and any retainer is paid in cash.

  The option price per share of each Elective Option is equal to 20% of the market value of a share of Common Stock on the date of grant. The total number of shares subject to an Elective Option equals the number determined by dividing the amount of the retainer to be received in Elective Options by the difference between the market value per share of the Common Stock on the date of grant and the option price per share of the Elective Option. No adjustment is made to an Elective Option to reflect a director's cessation of service as a director or an increase in the amount of the annual retainer paid by the Company to directors. Any such increase is paid in cash.

  Each One-Year Elective Option becomes exercisable to the extent of 100% of the shares covered thereby after the optionee has continuously served as a director through the date of the next annual stockholders' meeting immediately following the date such optionee is elected a director and makes an election to receive such option. Each Five-Year Elective Option becomes exercisable to the extent of 20% of the shares covered thereby after the optionee has continuously served as a director through the date of the next annual stockholders' meeting immediately following the date such optionee is elected a director and makes an election to receive such option and to the extent of an additional 20% of the shares covered thereby after the optionee has continuously served as a director through the date of the next four successive annual stockholders' meetings. Notwithstanding the foregoing, if an optionee dies or becomes disabled, all Elective Options held by such optionee become immediately exercisable in full to the extent such Elective Options would have been exercisable had the optionee remained a director through the date of the Company's next annual stockholders' meeting. To the extent exercisable, each Elective Option is exercisable in whole or in part.

  Annual Options. Under the Director Plan, each non-employee director elected at an annual stockholders' meeting automatically receives an option to purchase 1,500 shares of Common Stock at an exercise price per share equal to the market value of a share of Common Stock on such date ("Annual Options). Annual Options become exercisable to the extent of 20% of the shares covered thereby after the optionee has continuously served as a director through the next annual stockholders' meeting immediately following such grant date, and to the extent of an additional 20% of the shares covered thereby after the optionee has continually served as a director through the next four successive annual stockholders' meetings. To the extent exercisable, each Annual Option is exercisable in whole or in part.

  Change in Control. Upon a Change in Control, each Initial Option, Elective Option and Annual Option (each, an "Option Right") that would become exercisable through the Company's next annual stockholders' meeting following a Change in Control becomes immediately exercisable in full. If any event or series of events constituting a Change in Control is abandoned, the effect thereof will be null and the exercisability of Option Rights will be governed by the provisions of the Director Plan described above. The Director Plan defines a Change in Control as the occurrence of any of the following events:
(i) execution by the Company of an agreement for the merger, consolidation or reorganization into or with another corporation or other legal person, unless as a result of such transaction not less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of securities entitled to vote generally in the election of directors of the Company ("Voting Stock") immediately prior to such transaction; (ii) execution by the Company of an agreement for the sale or other transfer of all or substantially all of its assets to another corporation or legal person, unless as a result of such transaction not less than a majority of the combined voting power of the then-outstanding securities of such corporation or legal person immediately after such transaction is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such transaction;
(iii) a report is filed on Schedule 13D or Schedule 14D-1 disclosing that any person other than Mr. Daniels or an affiliate of Mr. Daniels has or intends to become the beneficial owner of a majority or more of the combined voting power of the then-outstanding Voting Stock; (iv) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof (each Director first elected or first nominated for election by a vote of at least two-thirds of the Directors then in office who were Directors of the Company at the beginning of any such period being deemed to have been a Director of the Company at the beginning of such period); or
(v) the Company adopts a plan for the liquidation or dissolution of the Company other than pursuant to a merger, consolidation or reorganization which would not constitute a Change in Control, as described in clause (i) above.

EMPLOYMENT AGREEMENTS

  Pursuant to an employment agreement between the Company and Mr. Stutz, Mr. Stutz has agreed to serve as President and Chief Executive Officer of the Company until March 22, 1999 (which term will automatically be extended for additional one-year periods unless previously terminated) at a minimum base salary of $225,000 or such greater amount as determined by the Board of Directors (the "Regular Base Salary") plus an annual bonus payable in accordance with the Company's incentive compensation plan. Mr. Stutz's bonus with respect to 1997 performance will not be less than $100,000. The agreement also provides for the grant of stock options described in the following paragraph. Mr. Stutz's employment agreement provides that if (i) the Company terminates Mr. Stutz's employment, except for a termination for cause or a termination resulting from Mr. Stutz's resignation, retirement, death or disability or (ii) Mr. Stutz resigns following a substantial breach of his employment agreement by the Company (a "Termination Event"), Mr. Stutz is entitled to receive certain termination benefits, which include (i) his Regular Base Salary until the later of the first anniversary of termination or the last day of the term of the employment agreement, (ii) an amount equal to the annual bonus, if any, paid on account of the most recently concluded fiscal year, until the earlier to occur of the first anniversary of termination or the last day of the term of the employment agreement, and
(iii) continuation of his then-current level of life and health benefits and certain outplacement benefits. Under the terms of Mr. Stutz's employment agreement and subject to certain exceptions, Mr. Stutz may not engage in a business competitive with the Company while he is employed by the Company and for a period of two years thereafter, unless the Company fails to perform its obligations with respect to payment of any post-termination amount to which Mr. Stutz is entitled.

  The employment agreement between the Company and Mr. Stutz also provides that Mr. Stutz is entitled to receive stock options to purchase up to 400,000 aggregate shares of Common Stock. Effective March 22, 1997, Mr. Stutz received an option to purchase 100,000 shares of Common Stock at an exercise price of $6.00. This stock option will vest to the extent of (i) 33%, 33% and 34% of the shares covered thereby on March 22, 1998, 1999 and 2000 if Mr. Stutz remains continuously employed through such dates, and (ii) 100% on the date of a Termination Event. On the first date on which the Common Stock closes at or above $7.50 for the 30th consecutive trading day, Mr. Stutz will receive a stock option to purchase 100,000 shares of Common Stock, with an exercise price of $7.50, that will vest to the extent of 33%, 33% and 34% of the shares covered thereby on the second, third and fourth anniversaries, respectively, of the date of grant if Mr. Stutz remains continuously employed through such dates. On the first date on which the Common Stock closes at or above $9.00 for the 30th consecutive trading day, Mr. Stutz will receive a stock option to purchase 100,000 shares of Common Stock, with an exercise price of $9.00, that will vest to the extent of 33%, 33% and 34% of the shares covered thereby on the third, fourth and fifth anniversaries, respectively, of the date of grant if Mr. Stutz remains continuously employed through such dates. On the first date on which the Common Stock closes at or above $11.00 for the 30th consecutive trading day, Mr. Stutz will receive a stock option to purchase 100,000 shares of Common Stock, with an exercise price of $11.00, that will vest to the extent of 33%, 33% and 34% of the shares covered thereby on the third, fourth and fifth anniversaries, respectively, of the date of grant if Mr. Stutz remains continuously employed through such dates. All stock options contemplated by the employment agreement will vest fully (if previously granted) if Mr. Stutz dies or becomes disabled or if a Change in Control (defined substantially the same as in the Director Plan) occurs. All stock options will terminate on the tenth anniversary of the date of grant unless terminated earlier as provided therein.

  The Company and Mr. Taylor are parties to a consulting agreement (the "Consulting Agreement") pursuant to which Mr. Taylor has agreed to provide the Company with consulting and advisory services and to resign as the President and Chief Executive Officer of the Company and terminate his then-existing employment agreement. The Consulting Agreement is for a two-year term beginning on March 22, 1997 (the date on which Mr. Stutz became President and Chief Executive Officer of the Company). The term of the Consulting Agreement is automatically renewed for one-year periods unless previously terminated. The Company has agreed to pay Mr. Taylor annual consulting fees equal to the difference between $222,600 less (i) any amounts actually paid to Mr. Taylor under the SERP, (ii) any amounts actually paid to Mr. Taylor under the Company's pension plan and (iii) any directors' retainer fees paid to Mr. Taylor as a member of the Board of Directors. Mr. Taylor is also entitled to participate in group health, disability, vision and dental benefit plans provided by the Company to the same extent as are afforded to executive employees of the Company. In addition, certain of Mr. Taylor's outstanding options to purchase Common Stock have been amended to provide in general for continued vesting through March 22, 1999 so long as Mr. Taylor provides consulting services during such period and to postpone until May 1999 the termination of the options. The Consulting Agreement provides that if Mr. Taylor's consulting and advisory obligations under the Consulting Agreement are terminated for any reason prior to March 22, 1999, other than a termination resulting from Mr. Taylor's resignation, Mr. Taylor is entitled to receive certain termination benefits. In the event Mr. Taylor is entitled to receive termination benefits under the Consulting Agreement, he is entitled to receive, at a minimum, his annual consulting fee and certain other payments and benefits through March 22, 1999. Under the terms of the Consulting Agreement and subject to certain exceptions, Mr. Taylor may not engage in business activities competitive with the Company while he is providing consulting and advisory services to the Company under the Consulting Agreement and for a period of 12 months after the Company ceases to make timely payments and provide certain benefits to which Mr. Taylor is entitled under the Consulting Agreement.

  The Company and Messrs. Hulsey and Pricone are each parties to employment agreements (the "Employment Agreements"). Pursuant to the Employment Agreements, Messrs. Hulsey and Pricone have each agreed to serve as an executive officer of the Company until August 23, 1997, at a minimum base salary or such greater amount as determined by the Board of Directors. The term of each Employment Agreement is automatically renewed for six-month periods unless previously terminated. The Employment Agreements each provide that (i) if the Company terminates the employee's employment prior to the end of the employment term, except for a termination for cause or a termination resulting from the employee's resignation, death or disability, or (ii) if the employee resigns following a substantial breach of the Employment Agreement by the Company, the employee is entitled to receive an amount not to exceed 50% of his most recent salary and bonus. In addition, he is entitled to continue to participate in the Company's life and health plans until the earlier of the last date of the benefits period set forth in such Agreement or the date upon which he accepts other employment. Under the terms of such Agreements and subject to certain exceptions, Messrs. Hulsey and Pricone may not engage in a business competitive with the Company while employed by the Company and for a period of 18 months thereafter. As of January 1, 1997, the Company's minimum base salary obligations for Messrs. Hulsey and Pricone were $109,000 and $123,000, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1996, Messrs. Daniels, Haider and Poulson served as members of the Compensation Committee. Mr. Daniels is Chairman of the Board of the Company. Mr. Daniels is also the majority stockholder, sole director and president of Quad-C and determines the compensation to be paid to all officers of Quad-C, including Messrs. Harvey and Ignaczak.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee") was comprised of Messrs. Daniels, Haider and Poulson during 1996. The Board of Directors has delegated to the Committee the authority to determine the compensation of the Company's executive officers and other key management employees.

  The Committee's primary objective is to ensure that the Company's compensation policies attract, motivate and retain qualified managers in a manner consistent with maximization of stockholder value. The Company's compensation is structured philosophically on a "pay for performance" foundation and thus recognizes the desirability of compensation directed specifically to motivate and reward executive managers for achieving both short and long-term performance objectives. Compensation is comprised of three major components: base salary, incentive bonus and stock options.

 Base Salary

  Base salaries are determined in the context of an individual's responsibilities and competitive benchmarking. Base salaries are reviewed annually on employment anniversary dates and adjusted on the basis of individual performance and competitive considerations. In making base salary adjustments, the Committee considers an individual's performance, especially the effective discharge of assigned responsibilities and the leadership and motivation provided to subordinates.

  During 1996, base salaries for executive officers were increased an average of 7%. The dollar amounts contained in the table under "Executive Compensation--Summary Compensation Table" reflect a larger percentage increase from 1995 to 1996 because the timing of annual base salary adjustments does not correspond to the Company's fiscal year. In making salary decisions for 1996, the Committee considered the effects of inflation and certain subjective criteria, including the Committee's evaluation of each executive officer's performance of his duties since the officer's last evaluation.

 Incentive Bonus Compensation

  In 1996, the Company offered an annual incentive bonus compensation plan to executive officers. Participants under the plan were entitled to an annual incentive bonus based upon (i) the relationship of actual earnings before interest, taxes and amortization ("Adjusted Earnings") to budgeted Adjusted Earnings for the 1996 fiscal year and (ii) the individual's attainment of personal objectives established at the beginning of the year. Under the 1996 incentive compensation plan, each executive officer was assigned a "target" bonus which, depending on the participant, was a fixed percentage of base salary (35% for all executive officers other than Messrs. Deremo and Taylor, both of whom were at 50%). Eighty-five percent of each participant's bonus was to be determined with reference to the Adjusted Earnings component. The remaining 15% of the bonus was to be determined with reference to personal goal attainment. Personal goals generally specified attainment of particular objectives or completion of certain projects which exceeded the routine management responsibilities for the participant. The actual bonus payout could be more or less than the target bonus depending on whether the Company's Adjusted Earnings were more or less than budgeted Adjusted Earnings and on whether the participant's personal objectives were achieved.

  Each participant was entitled to receive 85% of the target bonus if the Company achieved 100% of budgeted Adjusted Earnings. No bonus was payable with respect to Adjusted Earnings unless it exceeded 85% of the budgeted amount. No bonus was payable with respect to personal goals unless Adjusted Earnings exceeded 70% of the budgeted amount. If the Company's Adjusted Earnings exceeded the budgeted amount, 10% of such excess would be placed in a pool that would be distributed to the participating executive officers pro-rata by base salaries. The maximum level on which a bonus could be paid was 115% of the established Adjusted Earnings goal.

  The Committee believes that the relatively heavy weight assigned to attainment of Adjusted Earnings was appropriate in light of the priority of maximizing stockholder value and the desirability of emphasizing teamwork in the management of the Company. In 1996, the Company's Adjusted Earnings were below 70% of budgeted Adjusted Earnings. Therefore, no bonus payments were made under the incentive bonus compensation plan for 1996.

 Stock Option Grants

  The Committee seeks to ensure that the executive officers of the Company focus attention on long-term objectives, including maximization of value for stockholders. The Committee believes that stock options are an appropriate compensation tool to motivate and reward executive managers for long-term performance. The Committee believes that the Common Stock price is an appropriate index of long-term value creation by the management group.

  Stock options are generally granted to each individual who becomes an executive officer. These stock options have generally been granted pursuant to various stock option plans maintained by the Company.

  On February 13, 1996, the Committee granted to each executive officer a performance-based stock option with the intention of motivating short-term and long-term performance. Each executive officer received an option to purchase, at fair market value as of February 13, 1996 ($9.00), the number of shares (the "Option Shares") derived by dividing 50% of the executive officer's base salary as of January 1, 1996 by the option price of $9.00 (the "Maximum Shares"). See "Executive Compensation--Stock Option/SAR Grants." In order to motivate short-term performance, the Option Shares would have been reduced to 30% of the Maximum Shares if 90% of a specific operating income goal for the Company (the "Goal") was achieved as of December 31, 1996 and to zero if less than 90% of the Goal was achieved as of the same date. To motivate long-term performance, the options would become exercisable to the extent of one-third of the Option Shares on December 31 in each of 1999, 2000 and 2001 if the executive remained continuously employed by the Company through such dates. Due to various factors, the Company did not achieve 90% of the Goal as of December 31, 1996. As a result, the Option Shares were reduced to zero and the performance-based stock options terminated in accordance with their terms.

  From time to time, the Committee grants stock options to key employees as an incentive for long-term performance. On February 13, 1996, the Committee granted an aggregate of 48,500 such options to the Company's executive officers. The individuals received options to purchase a specified number of shares at $9.00 per share (which was the fair market value of such shares on the date of grant). The options vest in three equal annual installments beginning December 31, 1998, provided the optionee is continuously employed by the Company through the respective vesting date.

  In 1993, changes were made to the federal corporate income tax law that limit the ability of public companies to deduct compensation in excess of $1 million paid annually to each of the chief executive officer and the other four most highly compensated executive officers. It is the Committee's policy to seek to qualify executive compensation for deductibility where practicable and to the extent that such policy is consistent with the Company's overall objectives in attracting, motivating and retaining its executives. The Company believes that, based upon current compensation levels, compensation paid in 1996 is fully deductible.

 Compensation of Chief Executive Officer

  Mr. Taylor's salary compensation as reported under "Executive Compensation-- Summary Compensation Table" for 1996 was $231,161, which was $12,922 or 5.6% higher than the corresponding amount reported for 1995 due to a salary increase granted in August 1995 that was reflected for a full year in 1996 and due to one more pay period in 1996. In August 1996, the Committee did not increase Mr. Taylor's base salary. In making such determination, the Committee considered, among other things, the Company's performance in the preceding twelve-month period compared to budgeted performance.

  Mr. Taylor participated in the annual incentive bonus compensation plan and his target bonus was 50% of his base salary. Consistent with the approach described above regarding incentive bonuses for other executive officers, Mr. Taylor did not receive a bonus payment for 1996. Mr. Taylor received a performance-based stock option for 12,389 shares of Common Stock. For the reasons described above, such performance-based stock option terminated on December 31, 1996. In 1996 Mr. Taylor also received a stock option for 13,000 shares of Common Stock (determined by subjective allocation of a maximum pool of options).

  Mr. Taylor also receives supplementary retirement benefits which are not made available to any other executive officer. The Company assumed these obligation in 1990 in connection with the purchase of its business from Amerace. See "Executive Compensation--Supplemental Executive Retirement Plan."

COMPENSATION COMMITTEE MEMBERS

                Terrence D. Daniels
                Donald H. Haider
                Richard J.M. Poulson

PERFORMANCE GRAPH

  The following graph compares the percentage change in the Company's cumulative return on its Common Stock with that of the Nasdaq-USA Index and that of the Nasdaq-Non Financial Index at December 15, 1993 (the first day the Common Stock was listed on Nasdaq), December 31, 1993, December 31, 1994, December 31, 1995 and December 31, 1996. The graph assumes a $100 investment and reinvestment of dividends.


              [Graph reflecting the plot points set forth below]

                                   12/15/93 12/31/93 12/31/94 12/31/95 12/31/96
                                   -------- -------- -------- -------- --------
      Stimsonite Corporation...... $100.00  $119.44  $120.83  $105.56   $68.06
      Nasdaq-USA..................  100.00   103.10   100.81   142.61   175.42
      Nasdaq-Non Financial........  100.00   103.36    99.10   136.52   165.87

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Company has appointed Coopers & Lybrand LLP ("Coopers & Lybrand") as the Company's independent accountants for the fiscal year ending December 31, 1997. Coopers & Lybrand has served as the Company's independent accountants since 1991. Services provided to the Company and its subsidiaries by Coopers & Lybrand with respect to the 1996 fiscal year included consultations on various tax and information services matters. Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

  In the event stockholders do not ratify the appointment of Coopers & Lybrand as the Company's independent accountants for 1997, such appointment will be reconsidered by the Audit Committee and the Board of Directors.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 1997.

                                 OTHER MATTERS

  As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting in accordance with the recommendation of the Board of Directors or, if no such recommendation is given, in the discretion of the person or persons voting the proxies.

               STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

  Any proposal of a stockholder intended to be presented at the Company's 1998 annual meeting of stockholders must be received by the Secretary of the Company by December 17, 1997, for inclusion in the Company's proxy, notice of meeting and proxy statement relating to the 1998 annual meeting.

                                          By order of the Board of Directors,


                                          /s/ Thomas C. Ratchford
                                          Secretary

April 15, 1997

                                                                      Appendix A

                                     PROXY

                             STIMSONITE CORPORATION
                           7542 NORTH NATCHEZ AVENUE
                             NILES, ILLINOIS 60714

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints Robert E. Stutz, Edward T. Harvey, Jr. and Thomas C. Ratchford, and each of them, attorneys and proxies, with full power of substitution and resubstitution, to vote all shares of the common stock of STIMSONITE CORPORATION (the "Company") held of record by the undersigned at the close of business on April 11, 1997, at the annual meeting of stockholders of the Company to be held at LaSalle National Bank, 135 South LaSalle Street, 43rd Floor, Chicago, Illinois, on Thursday, May 22, 1997, and at any adjournment thereof, as follows:

  1. ELECTION OF DIRECTORS
   [_] WITH AUTHORITY TO VOTE FOR          [_] WITHHOLD
    ALL NOMINEES LISTED BELOW               AUTHORITY to
    (except as marked to the                vote for all
    contrary below)                         nominees
                   Terrence D. Daniels      listed
                                       Anthony R. Ignaczak
                   Lawrence S. Eagleburger
                                       Richard J.M. Poulson
                   Donald H. Haider    Robert E. Stutz
                   Edward T. Harvey, Jr.
                                       Jay R. Taylor
  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S) WRITE THAT NOMINEE'S NAME(S) IN THE SPACE PROVIDED BELOW.)
  -----------------------------------------------------------------------------

  2. Ratification of the appointment of Coopers & Lybrand LLP as the Company's independent accountants for the fiscal year ending December 31, 1997.
                          [_] FOR[_] AGAINST[_] ABSTAIN

  3. As recommended by the Board of Directors, or in the absence of such recommendation in their discretion, to vote upon such other business as may properly come before said meeting or any adjournment thereof.

  All of the foregoing is as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement relating to the meeting.

  IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER DIRECTED AND, IN THE ABSENCE OF DIRECTION AS TO THE MANNER OF VOTING, WILL BE VOTED FOR THE ELECTION AS DIRECTOR OF EACH OF THE NOMINEES LISTED AND FOR THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS.

                                           Please date this proxy and sign ex-
                                           actly as name(s) appear below and
                                           return the signed proxy in the en-
                                           closed envelope. When shares are
                                           held by joint tenants, both should
                                           sign. When signing as attorney, ex-
                                           ecutor, administrator, trustee or
                                           guardian, please give full title as
                                           such. If a corporation, please sign
                                           in full corporate name by president
                                           or other authorized officer. If a
                                           partnership, please sign in part-
                                           nership name by authorized person.
                                           Dated: ______________________ , 1997
                                           ------------------------------------
                                           Signature
                                           ------------------------------------
                                           Signature if held jointly

                                           PLEASE DO NOT FOLD